EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-120690, No. 333-138448, No. 333-152749, No. 333-160423, No. 333-181210, and 333-182407) of Blackbaud, Inc., of our report dated February 25, 2015, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Charlotte, North Carolina
February 25, 2015